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                                                                     EXHIBIT 4.1

                           SPECIMEN STOCK CERTIFICATE

FACE

COMMON STOCK                                                        COMMON STOCK

[QUEST LOGO] QUEST SOFTWARE

INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

CUSIP 74834T 10 3


SEE REVERSE FOR CERTAIN DEFINITIONS
AND RESTRICTIONS ON TRANSFER


THIS CERTIFIES THAT

is the owner of ________________________________________________________________

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, NO PAR VALUE, OF QUEST SOFTWARE, INC. (hereinafter and on the back hereof called the "Corporation"),transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by a Transfer Agent and Registrar.

     WITNESS the facsimile seal of the Corporation and facsimile signatures of its duly authorized officers.

Dated:

/s/ David M. Doyle                         /s/ John J. Laskey
------------------------------------       ------------------------------------
    President                                  Chief Financial Officer

COUNTERSIGNED AND REGISTERED:
U.S. STOCK TRANSFER CORPORATION
TRANSFER AGENT AND REGISTRAR

BY
  ----------------------------------


AUTHORIZED SIGNATURE


BACK


QUEST SOFTWARE, INC.

        The Corporation is authorized to issue Common Stock and Preferred Stock. The Board of Directors of the Corporation has the authority to fix the number of shares and the designation of any series of Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of Preferred Stock.


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        A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares and upon the holders thereof as established by the Articles of Incorporation of the Corporation and by any certificate of determination, and the number of shares constituting each class or series and the designations thereof, may be obtained by any shareholder of the Corporation upon written request and without charge from the Secretary of the Corporation at the Corporate headquarters.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM-   as tenants in common
         TEN ENT-   as tenants by the entireties
         JT TEN-    as joint tenants with right of survivorship and
                    not as tenants in common

         UNIF GIFT MIN ACT-_______________________ Custodian ___________________
                                  (Cust)                          (Minor)
                                  under Uniform Gifts to Minors
                                  Act _________________________
                                               (State)

Additional abbreviations may also be used though not in the above list.

        FOR VALUE RECEIVED,___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

________________________________________

________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

________________________________________________________________________________


__________________________________________________________________________Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint______________________________________Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

                                          X_____________________________________


                                          X_____________________________________
                                           NOTICE: THE SIGNATURE(S) TO THIS
                                           ASSIGNMENT MUST CORRESPOND WITH THE
                                           NAME(S) AS WRITTEN UPON THE FACE OF
                                           THE CERTIFICATE IN EVERY PARTICULAR,
                                           WITHOUT ALTERATION OR ENLARGEMENT OR
                                           ANY CHANGE WHATEVER.



Signature(s) Guaranteed: _______________________________________________________
                         THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.